UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry in Exclusive License Agreements for Cardiac Stem Cell Technology and certain other agreements with University Health Network and the McEwen Centre for Regenerative Medicine

             On December 9, 2016, VistaGen Therapeutics, Inc. (the “Company”) entered into a series of agreements with University Health Network (“UHN”), including (i) two new exclusive patent license agreements related to certain cardiac stem cell technologies discovered by Dr. Gordon Keller, Director of UHN's McEwen Centre for Regenerative Medicine, under the parties’ Sponsored Research Agreement, originally executed on September 18, 2007 and set to expire in the ordinary course on September 18, 2017 (the “SRA”); (ii) an amendment of two exclusive cardiac stem cell technology patent license agreements previously entered into by the Company and UHN under the SRA; and (iii) a strategic early termination of the SRA to facilitate the BlueRock Therapeutics Agreement (defined below).

Entry into Exclusive License and Sublicense Agreement with BlueRock Therapeutics, LP.

On December 9, 2016, the Company entered into an Exclusive License and Sublicense Agreement (the “BlueRock Therapeutics Agreement”) with BlueRock Therapeutics LP, a company recently established by Bayer AG and Versant Ventures, pursuant to which BlueRock Therapeutics received exclusive rights to utilize certain technologies currently and exclusively licensed by the Company from UHN for the production of cardiac stem cells for the treatment of heart disease (the “Sublicensed IP”). The Company retained rights to utilize cardiac stem cell technology licensed from UHN for small molecule, protein and antibody drug discovery, drug rescue and drug development, including small molecules with cardiac regenerative potential, as well as small molecule, protein and antibody testing involving cardiac cells.

Under the BlueRock Therapeutics Agreement, the Company will receive an upfront payment of $1.25 million and has the potential to receive additional payments and royalties in the future, in the event certain performance-based milestones and commercial sales are achieved.

The foregoing description of the agreements executed by the Company, including the BlueRock Therapeutics Agreement, do not purport to be complete, and are qualified in their entirety by reference to such agreements, which, to the extent an agreement is considered a material agreement, will be filed as an exhibit to the Company’s next periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

The Company today issued a press release announcing the execution of the agreements with UHN and the BlueRock Therapeutics Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: December 14, 2016	By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by VistaGen Therapeutics Inc., dated December 14, 2016.